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                                                                   EXHIBIT 23.2



After consummation of the proposed stock split, as discussed in Note 9 to the audited financial statements, Coopers & Lybrand L.L.P. will be in a position to render the following consent.



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 of our report dated February 28, 1997, except for Note 9, as to which the date is ____________, 1997, on our audit of the financial statements of Healthcare Recoveries, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".





Louisville, Kentucky
__________, 1997